UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009 (October 6, 2009)

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DECORATOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Pennsylvania	1-7753	25-1001433
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10011 Pines Boulevard, Pembroke Pines, Florida 33024

(Address of principal executive offices) (Zip Code)

(954) 436-8909

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On October 6, 2009, Registrant entered into a Modification Agreement with Wachovia Bank, National Association ("Bank") which amended Registrant's Loan Agreement with the Bank dated May 24, 2006, as amended. The Modification Agreement extends the maturity date of the Loan Agreement from September 30, 2009 to December 31, 2010 and changes the interest rate on borrowings from LIBOR plus 275 basis points to the Prime Rate (as defined ) plus two percent. The Modification Agreement also limits the outstanding balance of borrowings to the lesser of $4 million or 75% of the appraised value of the six real estate properties of Registrant that will secure the borrowings. If any of the real estate is sold, the net proceeds will pay down the loan and reduce the available loan limit dollar for dollar. Outstanding borrowings and accrued interest currently total $3,099,400.

Reference is made to the Modification Agreement, filed herewith as Exhibit 10AA.3, for a complete statement of the new arrangements with the Bank.

Item 9.01.

Financial Statements and Exhibits.

(d)

The following exhibit is filed herewith:

10AA.3 -

Modification Agreement effective as of September 30, 2009 between the Registrant and Wachovia Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORATOR INDUSTRIES, INC.
(Registrant)

By:	/s/ MICHAEL K. SOLOMON
Michael K. Solomon
Vice President

Date: October 9, 2009

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